Exhibit 99.1

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. Section 1350, that:

(1)	The accompanying Report for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2003	/s/ Paul Enstad
Paul Enstad
Chief Manager (Principal Executive Officer)

/s/ Julie Oftedahl-Volstad
Julie Oftedahl-Volstad
Treasurer (Principal Financial Officer)